Certain information in the marked exhibit below has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential. Omissions are designated as “[Redacted].”

SEPARATION, TRANSITION SERVICES, AND GENERAL RELEASE AGREEMENT
1.PARTIES: The parties to this Separation, Transition Services, and General Release Agreement (hereinafter "Separation Agreement") are Everest Global Services, Inc. (hereinafter the “Company”), Everest Re Group, Ltd., and its current and former parents, subsidiaries, affiliates, predecessors, successors and assigns (including the Company, individually and collectively, “Everest”), and Sanjoy Mukherjee (“Employee") (collectively, Everest and Employee are referred to as the "Parties," and, individually, a “Party”).
2.SEPARATION: The Employee’s last day of employment with the Company is July 3, 2023 (the “Separation Date”). After the Separation Date, the Employee will not represent himself as being an employee, officer, attorney, agent or representative of the Company and/or Everest, for any purpose. Except as otherwise set forth in this Separation Agreement, the Separation Date will be the employment termination date for the Employee for all purposes, meaning the Employee will no longer be entitled to further compensation, monies or other benefits from the Company and/or Everest, including coverage under any benefits plans or programs sponsored by the Company and/or Everest. Effective July 3, 2023, the Employee will no longer have the authority to act on behalf of Everest Re Group, Ltd., or any of its subsidiaries in any capacity.
2A.    ADVISORY SERVICES: In consideration for the execution by Employee of this Separation Agreement, and for releasing any rights that Employee may have and in compliance with the promises made herein, Employee and the Company agree that (x) effective April 21, 2023, Employee shall no longer have the titles of Executive Vice President, General Counsel and Secretary of the Company and (y) effective April 22, 2023, Employee shall serve as an advisor to the Company for the period commencing on such date and ending on July 3, 2023 (the “Advisor Period”). During the Advisor Period, Employee shall continue to be paid his current base salary for that portion of the Advisor Period commencing on April 22, 2023 through May 31, 2023 (which will include, without duplication, payment of Employee’s unused, accrued 2023 vacation/carryover days). In addition, the Company shall pay Employee a single lump sum of $50,000 for his services as an advisor for the period commencing on June 1, 2023 and ending on the Separation Date, with such amount to be paid to Employee not later than July 31, 2023. During the Advisor Period Employee agrees to be available to the Company upon request not less than one (1) full working day per week with respect to advisory and transition services; in addition, during the Advisor Period and thereafter Employee agrees that he shall reasonably cooperate with Everest and its counsel in connection with governmental investigations, subpoenas, and/or the negotiations, settlement, defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of Everest that relate to events or occurrences that transpired during Employee’s employment with or provision of services to the Company. Employee’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company at mutually convenient times and locations and providing immediate notice to the Company in the event he is served with any subpoena or request for information relating to Everest. Additionally, Employee will make himself reasonably available to respond to questions regarding operations which fell under Employee’s area of responsibility during his employment with the Company.
3.CONSIDERATION: In consideration for the timely execution by Employee of this Separation Agreement and the Second Release attached hereto as Exhibit A (and not revoking either document), and for releasing any rights that Employee may have as set forth herein, and in compliance with the promises made herein, the Company agrees to provide Employee with the following payments and benefits:
a.Accrued Payments. The Company agrees to provide Employee with the Accrued Payments (as such term is defined in that certain Employment Agreement between the Company and the Employee effective January 1, 2017 (referred herein as the “Employment Agreement”).
b.Separation Allowance. The Company agrees to provide Employee with a separation allowance (“Separation Pay”), payable in equal installments in accordance with normal payroll practices over a 12 month period beginning immediately following the Separation Date, equal to two (2) times the sum of Employee’s current Base Salary (as such term is defined in the Employment Agreement). In addition to the foregoing, the Company shall pay Employee a one-time cash payment of $1,300,000 on January 15, 2025, contingent upon Employee fulfilling his obligations under this Separation Agreement, including but not limited to, the delivery and non-revocation of the Second Release.
c.Earned But Unpaid Annual Incentive Bonus. The Company agrees to provide Employee with any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the Separation Date.
d.Unvested Company Equity Awards. All of Employee’s outstanding and unvested Company equity awards (including performance stock unit awards, restricted stock and restricted stock units) shall be eligible for the respective treatment described in section 4(c) and 6(c)(iv) of the Employment Agreement, as applicable; provided, however, that the Company shall make a cash payment to Employee in lieu of the remaining tranche of six hundred and one (601) restricted shares granted pursuant to the Employee’s November 2019 stock award that would otherwise have vested on November 19, 2024. The amount of this cash payment will be based on the market price of the Company’s stock at the close of the New York Stock Exchange on the Separation Date.

e.Benefits. Regarding the Employee’s medical and dental benefits, within 60 days from Employee’s Separation Date, he will receive a net payment representing the cost to continue 12 months of his family medical, either through Cobra or retiree medical, and Cobra dental benefits. Everest will reimburse Employee for the cost to maintain his current life insurance benefits for 12 months following the Separation Date through The Hartford’s portability feature. In addition, the Company will also continue to provide Employee with disability benefits, if needed, for a maximum of 12 months following the Separation Date per the terms of his Employment Agreement.
All Separation Pay is subject to applicable withholding and deductions will be paid in accordance with the terms as outlined in the Employment Agreement, provided the Company has received (i) the executed version of this Separation Agreement from Employee and the expiration of the applicable 7-day revocation period described in section 7c hereof without Employee revoking his signature hereto as provided in section 7c, and (ii) the executed version of the Release attached hereto as Exhibit A from Employee following the Separation Date and the expiration of the applicable 7-day revocation period described therein.
4.CONFIDENTIALITY: The Parties agree to keep confidential and make no voluntary disclosure of the terms of this Separation Agreement and/or the existence thereof, to any person or entity of any kind or identity whatsoever. This confidentiality requirement shall not, however, prohibit Employee from disclosing the payments set forth in section 3 above to his tax accountant, his attorney, and his spouse or significant other (to all of whom Employee will relay the instant confidentiality requirement), the Internal Revenue Service, and/or the appropriate state tax authorities, or as otherwise required by law.
5.CONFIDENTIAL INFORMATION:
a.By signing this Separation Agreement, Employee certifies that: (i) Employee has returned to the Company any and all Confidential Information as defined in section 12 of the Employment Agreement and all other materials, documents and/or property belonging to the Company and/or any of its affiliated entities, including the originals and any and all copies thereof, whether in hard copy or electronic form, which were in Employee’s possession or under Employee’s control, including without limitation files, documents, lists, records, manuals, reports, software and hardware, laptops, printers, computers, cell phone, iPhone, iPad, tablet, blackberry or other PDA, keys, equipment, identification cards, access card, corporate credit cards, mailing lists, rolodexes, personnel information, electronic information and files, computer print-outs, and computer disks and tapes, all without any destruction, deletion, alteration or any other type of compromise, whether such data and/or property was in hard copy or electronic form, (ii) after returning such property to the Company, Employee has not retained any copies of any Confidential Information and/or any other materials, documents and/or property belonging to the Company and/or any of its affiliated entities, (iii) after returning such property to the Company, Employee has permanently deleted all Confidential Information from Employee‘s home and/or personal computer drives and from any other personal electronic, digital or magnetic storage devices, and (iv) Employee shall remain in strict compliance with Employee’s obligations under any applicable Company policies, including without limitation those restricting the use of Confidential Information, prohibiting conflicts of interest, and assigning intellectual property rights.
b.If the Employee is compelled to testify by a validly served subpoena in any legal proceeding or by regulatory authority, the Employee will testify truthfully as to all matters concerning his employment with the Company. Except as prohibited by law, the Employee agrees to disclose to the Company in writing within 72 hours, or as soon as practicable, all such requests for information, and to discuss his response with the Company.
6.NO ADMISSION OF LIABILITY: Employee agrees that neither this Separation Agreement nor the furnishings of the consideration for this Separation Agreement shall be deemed or construed at any time for any purpose as an admission by Company of any liability or unlawful conduct of any kind.
7.CONSIDERATION CONTINGENT UPON RELEASE WITHOUT REVOCATION: Employee understands and agrees that he is not otherwise entitled to and will not receive the moneys and/or benefits specified in section 3 above, except in consideration for his execution of this Separation Agreement and the Release attached hereto as Exhibit A, and the fulfillment of the promises contained herein without revocation.
a.Employee fully releases and discharges the Company and Everest from any and all rights, claims, actions, liabilities, damages or causes of action arising under the Age Discrimination in Employment Act, ("ADEA") whether known or unknown, asserted or unasserted, or in connection with his employment and/or termination from employment with the Company, or otherwise arising on or prior to the date that Employee signs this Separation Agreement.

b.Employee acknowledges that he has been advised that he has twenty-one (21) days to consider this Separation Agreement, and that if the Employee wishes to accept the Separation Agreement, he must sign and return it to [Redacted] at the Company’s Human Resources Department via fax (personal and confidential), mail (personal and confidential) or email with PDF on or before 5:00 p.m. on March 10, 2023.

c.Employee acknowledges that he may revoke this Separation Agreement but must do so within seven (7) days after he executes the Separation Agreement. Such revocation must be in writing and must be emailed, personally delivered, or mailed and postmarked within the seven (7) day revocation period, and sent to the attention of [Redacted] at the Company’s Human Resources Department:

    Everest     Global Services
    Attn:     [Redacted], Human Resources
            100 Everest Way
            Warren, NJ 07059
    Email:    [Redacted]
    Fax No.:     [Redacted]

d.Employee also acknowledges that he has had the opportunity to consult with his own counsel (at his expense) and that by this provision of the Separation Agreement the Company has advised Employee to consult with his own counsel regarding the terms of this Separation Agreement.

e.If Employee does not advise the Company in writing within seven (7) calendar days after signing that he has revoked this Separation Agreement, this Separation Agreement upon signing by the Company shall be effective, enforceable and binding on all Parties on the eighth (8th) calendar day after Employee signs and delivers this Separation Agreement (the “Effective Date”). The Parties understand that the Company shall not be required to make payments or provide the consideration set forth in this Separation Agreement unless this Separation Agreement becomes effective.

8.NO OTHER PAYMENTS OR CLAIMS: The Parties expressly understand and agree that absent this Separation Agreement, Employee would not otherwise be entitled to the consideration specified in section 3 of this Separation Agreement. Further, by signing this Separation Agreement, Employee agrees that Employee is not entitled to any other payments, benefits and/or other consideration from the Company that are not specifically listed in this Separation Agreement. Without limiting the generality of the foregoing, Employee hereby expressly waives any right or claim that Employee may have or assert to employment or reinstatement to employment, and/or to payment for backpay, front pay, interest, bonuses, damages, benefits, outplacement, severance pay benefits or otherwise, equity, and/or attorneys’ fees, except for those qualified retirement benefits in which Employee has vested rights under the terms of the applicable plan and applicable law. Employee further agrees and acknowledges that once the Company has provided Employee the payments and other consideration set forth in this Separation Agreement, the Company will have paid Employee in full any and all monies owed to Employee in connection with Employee’s employment with the Company and separation from employment, including but not limited to payment for all services performed on behalf of the Company through Employee’s Separation Date, except as otherwise specifically stated in this Separation Agreement.

9.GENERAL RELEASE: In exchange for the consideration provided herein, and as set forth in section 2A, above, Employee, on behalf of himself, his heirs, executors and assigns, to the extent permissible under applicable law, knowingly, voluntarily and unconditionally releases and forever discharges Everest and its current and former officers, agents, directors, contractors, attorneys and employees, past and present, (individually and collectively, “Releasees”) from any and all liability, actions, claims, causes of action, charges, and/or complaints under state, federal and/or local laws related to Employee’s employment with Company, termination from employment or otherwise, which Employee has or may have, whether known or unknown, asserted or unasserted, from the beginning of time up to and including the Effective Date. Employee understands that by entering into this Separation Agreement, he is not waiving any rights that may arise after the Effective Date; provided, however, that Employee understands and acknowledges that his entitlement to the consideration provided herein is contingent on both (1) his execution and non-revocation of this Separation Agreement and (2) his future execution and non-revocation of the Second Release attached hereto as Exhibit A.

For the avoidance of doubt, this general release specifically includes, but is not limited to, the complete and full release of any and all claims or potential claims arising under the following:

•Age Discrimination in Employment Act of 1967 (“ADEA”)
•Title VII of the Civil Rights Act of 1964 (“Title VII”);
•Civil Rights Act of 1991;
•Americans with Disabilities Act (“ADA”);
•Employee Retirement Income Security Act (“ERISA”), including but not limited to Section 510 of ERISA, 29 U.S.C. Section 1140 or any allegation or claim that arises out of the Employee’s participation in any employee benefit plan sponsored by Everest, including but not limited to the Everest Reinsurance Retirement Plan;
•Equal Pay Act of 1963, and all other federal and state “equal pay” laws;
•Family and Medical Leave Act (“FMLA”);
•the Families First Coronavirus Response Act (“FFCRA”), including but not limited to the Emergency Paid Sick Leave provisions or the Emergency Family and Medical Leave Expansion Act provisions;
•Sarbanes-Oxley Act of 2002;
•National Labor Relations Act and Labor Management Relations Act, and all other federal and state “labor” laws;
•Worker Adjustment and Retraining Notification Act;
•Fair Labor Standards Act (“FLSA”) and all other federal and state wage and hour laws, including but not limited to the New Jersey Wage Payment law and the New Jersey Wage & Hour Laws;
•the New Jersey Law Against Discrimination (“NJLAD”);
•all state and local laws, statutes, rules, regulations, and ordinances relating to whistleblowing, including but not limited to the New Jersey Conscientious Employee Protection Act;
•the Pennsylvania Human Relations Act, the Pennsylvania Whistleblower Law, the Pennsylvania Public Employee Relations Act, the Philadelphia Fair Practices Ordinance;
•any other federal, state, or local statute, law, rule, regulation, or ordinance relating to employment or the termination of employment including but not limited to any employment-related laws enacted in New Jersey, Pennsylvania or elsewhere in response to the Coronavirus pandemic;
•any claim under the common law of any state or locality, including but not limited to claims for wrongful or retaliatory discharge, breach of actual or implied contract, breach of employment policies or manuals, violation of public policy, defamation, slander, libel, invasion of privacy, prima facie tort, breach of the implied covenant of good faith and fair dealing, infliction of emotional distress, promissory estoppel, negligence, fraud and misrepresentation;
•any applicable Executive Order Programs;
•any claim or allegation that arises out of Employee’s participation in any employee benefit plan sponsored by the Company, including but not limited to the Everest Reinsurance Retirement Plan, claims for benefits, severance or similar termination payments;
•claims for punitive damages, penalties, attorneys' fees and costs; and
•claims of discrimination, harassment, breach of contract, defamation, fraud, conspiracy, wrongful discharge in violation of public policy, breach of the implied covenant of good faith and fair dealing, and negligent or intentional misrepresentation arising out of Employee’s employment with Company and/or his termination from Company.
10.NEUTRAL REFERENCE FOR PROSPECTIVE EMPLOYERS: In the event that the Employee seeks to provide confirmation of his employment with the Company to a potential or future employer, the Employee shall refer the employer to the “Human Resources Department (Attn: [Redacted] of Human Resources)” at Everest, and the Company agrees that it will solely provide a neutral reference in the form of confirming the Employee’s name, job title, dates of service, and final salary (salary information only provided with the Employee’s signed authorization).  The Company agrees not to provide to any potential employer any information regarding the Employee’s termination of employment with the Company or this Separation Agreement.
11.NO CLAIMS FILED: Employee represents and agrees that he has not filed any claims, charges, complaints, actions or lawsuits against Everest, or caused to be filed any claims, charges, complaints, actions or lawsuits against Everest with any municipal, state or federal agency charged with the enforcement of any law. Pursuant to and as a part of the release and discharge of the Company, as set forth herein, and to the fullest extent permitted by law, Employee agrees not to sue or file a claim, charge, complaint, action, or lawsuit against Everest in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves Everest, and that occurred up to and including the date of the execution of this Separation Agreement, unless required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body. To the extent any such action may be brought by a third party, Employee expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action.

Notwithstanding the foregoing, nothing in this Separation Agreement shall prevent Employee (or Employee’s attorneys) from filing a charge with, or cooperating with an investigation by, the federal Equal Opportunity Commission (“EEOC”), the National Labor Relations Board, or any other federal or state regulator, as applicable, or commencing an arbitration to enforce the terms of the Separation Agreement.
12.BREACH OF SEPARATION AGREEMENT: Employee agrees that in the event of any such breach or threatened breach of any provision of this Separation Agreement, the Company shall, in addition to any other remedies available to it, be entitled to: (i) a temporary restraining order and/or preliminary and/or permanent injunction, or other equivalent relief, restraining Employee from any actual or threatened breach of this Separation Agreement, (ii) cease further payments pursuant to section 3 of this Separation Agreement and/or recover any payments already made, and (iii) recover damages from Employee, plus reasonable attorneys’ fees and costs. However, it is understood and agreed that the remaining provisions of this Separation Agreement, including without limitation section 9, shall remain in full force and effect.
13.REPRESENTATIONS, WARRANTIES AND COVENANTS:
The parties represent and warrant to the others as follows:
a.This is a binding Separation Agreement, enforceable against each of them in accordance with its terms;

b.The parties have not sold, assigned, transferred, or otherwise disposed of any of the claims, demands, or rights that are the subject of this Separation Agreement;

c.The parties have full power and authority to enter into this Separation Agreement and no further consent or approval is required as a condition to the validity of this Separation Agreement;

d.The parties have not relied on any representations or promises in entering into this Separation Agreement except those expressly contained herein;

e.Employee understands and agrees that the consideration provided to Employee under the terms of this Separation Agreement is in addition to anything of value to which Employee is otherwise entitled;

f.Employee represents, warrants and confirms that: (a) he has no claims, complaints or actions of any kind filed against the Company and Everest, with any court of law, or local, state or federal government agency; and (b) he has been properly paid for all hours worked for the Company, and that all commissions, bonuses and other compensation due to him has been paid.

g.Employee represents, warrants and confirms that he has not engaged in, and is not aware of, any unlawful conduct in relation to the business of the Company and/or Everest. If any of these statements are not true, the Employee cannot sign this Separation Agreement and must notify the Company immediately, in writing, of the statements that are not true. Such notice will not automatically disqualify the Employee from receiving these benefits but will require the Company’s review and consideration.

h.Employee warrants, represents and confirms that he has not incurred any unauthorized credit card charges or other liabilities of any nature for which the Company may be liable, and that he is currently unaware of any facts or circumstances that might give rise to a claim against the Company for any expenses incurred by Employee that are not otherwise reimbursable to Employee under the Company’s expense policy; and

i.Employee warrants that he has not raised, and does not have, a claim of unlawful discrimination, retaliation, sexual harassment or abuse against the Company.

j.Employee acknowledges and agrees that he has been paid all monies and compensation owed up to and including the date on which Employee signs this Separation Agreement; including but not limited to all wages, salary, commissions, vacation, and bonuses.

k.Employee acknowledges that the Company has provided to him all sick leave or family/medical leave to which he was entitled to by law during the course of his employment.

14.CODE SECTION 409A: This Separation Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable administrative guidance and regulations (“Section 409A”), and the parties hereby agree to amend this Separation Agreement as and when necessary or desirable to conform to or otherwise properly reflect any guidance issued under Section 409A after the date hereof without violating Section 409A. In case any one or more provisions of this Separation Agreement fails to comply with the provisions of Section 409A, the remaining provisions of this Separation Agreement shall remain in effect, and this Separation Agreement shall be administered and applied as if the non-complying provisions were not part of this Separation Agreement. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Employee by Section 409A or damages for failing to comply with Section 409A. A termination of Employee’s employment or service hereunder shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amount or benefit constituting “deferred compensation” under Section 409A upon or following a termination of employment or service unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Separation Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” In the event that any payment or benefit made hereunder or under any compensation plan, program or arrangement of the Company would constitute payments or benefits pursuant to a non-qualified deferred compensation plan within the meaning of Section 409A and, at the time of Employee’s “separation from service” Employee is a “specified employee” within the meaning of Section 409A, then any such payments or benefits shall be delayed until the six-month anniversary of the date of Employee’s “separation from service.” Each payment made under this Separation Agreement shall be designated as a “separate payment” within the meaning of Section 409A. All reimbursements and in-kind benefits provided under this Separation Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A. All reimbursements for expenses paid pursuant hereto that constitute taxable income to Employee shall in no event be paid later than the end of the calendar year next following the calendar year in which Employee incurs such expense or pays such related tax. Unless otherwise permitted by Section 409A, the right to reimbursement or in-kind benefits under this Separation Agreement shall not be subject to liquidation or exchange for another benefit and the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, respectively, in any other taxable year. The Company makes no representations or warranties and shall have no responsibility regarding the tax implications of the compensation and benefits to be paid to Employee under this Separation Agreement, including under Section 409A.
15.SEVERABILITY: This Separation Agreement is made in the State of New Jersey and shall be governed by and interpreted under the laws of the State of New Jersey (without regard to conflict of law rules). Should any provision of this Separation Agreement be declared illegal or unenforceable, such provision shall immediately become null and void, leaving the remainder of the provisions in this Separation Agreement in full force and effect; provided however, that should the general release in Section 9, or any part of it, be declared unenforceable by final non-appealable court order for any reason, Employee shall immediately return the entirety of the gross consideration paid by the Company to Employee pursuant to this Separation Agreement. Contingent on and only upon the return of said consideration, all waivers of claims by Employee stipulated in Section 9 shall become null and void, and any and all applicable statute of limitations periods shall be deemed tolled for the period running from the date of this Separation Agreement up to and including (but for no more than) the date upon which the final, non-appealable court order declaring all or part of Section 9 unenforceable, was issued. Thereafter, the Company and Employee agree to negotiate in good faith to reach a mutually acceptable substitute agreement consistent with the commercial purposes of this Separation Agreement.
16.NO OBLIGATION TO REHIRE: Employee agrees that Employer has no obligation, contractual or otherwise, to rehire, re-employ or recall Employee in the future. If Employee does apply for employment with the Company, its subsidiaries, or any of its affiliated companies, the Employee agrees that the Company, its subsidiaries, and its affiliated companies need not employ him, and that if the Company, its subsidiaries, and its affiliated companies decline to employ him, they shall not be liable to Employee for any cause or damages whatsoever.
17.WAIVER OF CONFLICTS OF INTEREST: Contingent upon Employee delivering and not revoking an executed Second Release in the form attached, and effective as of July 4, 2023, the Company agrees to waive any and all future non-litigation conflicts of interest that would otherwise preclude Employee from representing as counsel any client, including legal entities, corporations, regulatory bodies or individuals, that may have a business interest adverse to that of the Company and its affiliates; provided however, that nothing in this waiver limits or modifies the obligations set forth in Sections 4, 5 or 9 of this Separation Agreement or otherwise impacts in any way any ongoing ethical or confidentiality obligations Employee may have as a result of having served as counsel to Everest.
18.ENTIRE AGREEMENT: With the exception of the obligations of the Employee that survive the termination of the Employment Agreement, including but not limited to Sections 6(g), 9, 12 and 13 of the Employment Agreement, this Separation Agreement sets forth the entire agreement between the parties hereto and supersedes any and all prior or contemporaneous understandings, whether written or oral, between the Parties concerning the subject matter of this Separation Agreement. Any modification to this Separation Agreement must be in writing and signed by the Employee and Everest’s Vice President, Human Resources or another authorized representative.
19.COUNTERPARTS: This Separation Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
20.ACKNOWLEDGEMENT AND FULL UNDERSTANDING:     THE TERMS OF THIS SEPARATION AGREEMENT ARE THE PRODUCT OF MUTUAL NEGOTIATION AND COMPROMISE BETWEEN THE PARTIES. EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS SEPARATION AGREEMENT. THE PARTIES HAVE ELECTED TO EXECUTE THIS SEPARATION AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE CONSIDERATION SET FORTH HEREIN, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS SEPARATION AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS.

*        *        *

THEREFORE, the Parties now voluntarily and knowingly execute this Separation Agreement.

DATED:                         /S/ SANJOY MUKHERJEE
                            Sanjoy Mukherjee

    Everest Global Services, Inc.

DATED:     February 17, 2023        By:    /S/ GAIL VAN BEVEREN
    As Revised March 10, 2023    Title:    Chief Human Resources Officer

EXHIBIT A

SECOND RELEASE

1.RELEASE OF CLAIMS. Terms that are capitalized but not defined herein shall be given the same meaning as in the attached Separation, Transition Services, and General Release Agreement dated March 10, 2023 (the “Separation Agreement,” which shall be considered together with this Release as one document). For and in consideration of the payments and benefits described in the Separation Agreement, excluding enforcement of the covenants, promises and/or rights reserved in the Separation Agreement and herein, Sanjoy Mukherjee (the “Advisor”), on behalf of himself, his heirs, executors and assigns, to the extent permissible under applicable law, knowingly, voluntarily and unconditionally releases and forever discharges Everest and its current and former officers, agents, directors, contractors, attorneys and employees, past and present, (individually and collectively, “Releasees”) from any and all liability, actions, claims, causes of action, charges, and/or complaints under state, federal and/or local laws related to Advisor’s role as advisor to Everest during the Advisor Period, termination as an advisor or otherwise, which Advisor has or may have, whether known or unknown, asserted or unasserted, from the beginning of time up to and including the seventh (7th) day after the date on which Advisor signs and delivers this Second Release to the Company.

For the avoidance of doubt, this general release specifically includes, but is not limited to, the complete and full release of any and all claims or potential claims arising under the following:

•Age Discrimination in Employment Act of 1967 (“ADEA”)
•Title VII of the Civil Rights Act of 1964 (“Title VII”);
•Civil Rights Act of 1991;
•Americans with Disabilities Act (“ADA”);
•Employee Retirement Income Security Act (“ERISA”), including but not limited to Section 510 of ERISA, 29 U.S.C. Section 1140 or any allegation or claim that arises out of the Advisor’s participation in any employee benefit plan sponsored by Everest, including but not limited to the Everest Reinsurance Retirement Plan;
•Equal Pay Act of 1963, and all other federal and state “equal pay” laws;
•Family and Medical Leave Act (“FMLA”);
•The Families First Coronavirus Response Act (“FFCRA”), including but not limited to the Emergency Paid Sick Leave provisions or the Emergency Family and Medical Leave Expansion Act provisions;
•Sarbanes-Oxley Act of 2002;
•National Labor Relations Act and Labor Management Relations Act, and all other federal and state “labor” laws;
•Worker Adjustment and Retraining Notification Act;
•Fair Labor Standards Act (“FLSA”) and all other federal and state wage and hour laws, including but not limited to the New Jersey Wage Payment law and the New Jersey Wage & Hour Laws;

•the New Jersey Law Against Discrimination (“NJLAD”);
•all state and local laws, statutes, rules, regulations, and ordinances relating to whistleblowing, including but not limited to the New Jersey Conscientious Employee Protection Act;
•the Pennsylvania Human Relations Act, the Pennsylvania Whistleblower Law, the Pennsylvania Public Employee Relations Act, the Philadelphia Fair Practices Ordinance;
•any other federal, state, or local statute, law, rule, regulation, or ordinance relating to employment or the termination of employment including but not limited to any employment-related laws enacted in New Jersey, Pennsylvania or elsewhere in response to the Coronavirus pandemic;
•any claim under the common law of any state or locality, including but not limited to claims for wrongful or retaliatory discharge, breach of actual or implied contract, breach of employment policies or manuals, violation of public policy, defamation, slander, libel, invasion of privacy, prima facie tort, breach of the implied covenant of good faith and fair dealing, infliction of emotional distress, promissory estoppel, negligence, fraud and misrepresentation;
•any applicable Executive Order Programs;
•any claim or allegation that arises out of Advisor’s participation in any employee benefit plan sponsored by the Company, including but not limited to the Everest Reinsurance Retirement Plan, claims for benefits, severance or similar termination payments;
•claims for punitive damages, penalties, attorneys' fees and costs; and
•claims of discrimination, harassment, breach of contract, defamation, fraud, conspiracy, wrongful discharge in violation of public policy, breach of the implied covenant of good faith and fair dealing, and negligent or intentional misrepresentation arising out of Advisor’s role with Company and/or his termination from Company.

2.NO CLAIMS FILED: Advisor represents and agrees that he has not filed any claims, charges, complaints, actions or lawsuits against Everest, or caused to be filed any claims, charges, complaints, actions or lawsuits against Everest with any municipal, state or federal agency charged with the enforcement of any law. Pursuant to and as a part of the release and discharge of Everest, as set forth herein, and to the fullest extent permitted by law, Advisor agrees not to sue or file a claim, charge, complaint, action, or lawsuit against Everest in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves Everest, and that occurred up to and including the date of the execution of this Separation Agreement, unless required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body. To the extent any such action may be brought by a third party, Advisor expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action.

Notwithstanding the foregoing, nothing in this Release or the Separation Agreement shall prevent Advisor (or Advisor’s attorneys) from making a voluntary report to, filing a charge with, or cooperating with an investigation by, the federal Equal Opportunity Commission (“EEOC”), the National Labor Relations Board, or any other federal or state regulator, as applicable, or commencing an arbitration to enforce the terms of the Separation Agreement.

3.Advisor represents, warrants and confirms that: (a) he has no claims, complaints or actions of any kind filed against the Company and Everest, with any court of law, or local, state or federal government agency; and (b) he has been properly paid for all hours worked for the Company, and that all commissions, bonuses and other compensation due to him has been paid to him.

4.Advisor understands and agrees that he is not otherwise entitled to and will not receive the moneys and/or benefits specified in section 3 of the Separation Agreement, except in consideration for his execution of the Separation Agreement and this Release, and the fulfillment of the promises contained herein without revocation.

a.Advisor fully releases and discharges the Company and Everest from any and all rights, claims, actions, liabilities, damages or causes of action arising under the Age Discrimination in Employment Act, ("ADEA") whether known or unknown, asserted or unasserted, or in connection with his employment, provision of services and/or termination from employment or provision of services with or to the Company, or otherwise arising on or prior to the date that Advisor signs this Release.

b.Advisor acknowledges that he has been advised that he has twenty-one (21) days to consider this Release, and that if the Advisor wishes to accept the terms of the Separation Agreement and this Release, he must sign and return this Release no sooner than the Separation Date to [Redacted] at the Company’s Human Resources Department via fax (personal and confidential), mail (personal and confidential) or email with PDF on or before July 7, 2023.

c.Advisor acknowledges that he may revoke this Release but must do so within seven (7) days after he executes the Release. Such revocation must be in writing and must be emailed, personally delivered, or mailed and postmarked within the seven (7) day revocation period, and sent to the attention of [Redacted] at the Company’s Human Resources Department:

    Everest     Global Services
    Attn:     [Redacted], Human Resources
            100 Everest Way
            Warren, NJ 07059
    Email:    [Redacted]
    Fax No.:     [Redacted]

d.Advisor also acknowledges that he has had the opportunity to consult with his own counsel (at his expense) and that by this provision of the Release the Company has advised Advisor to consult with his own counsel regarding the terms of this Release.

e.If Advisor does not advise the Company in writing within seven (7) calendar days after signing that he has revoked this Release, this Release upon signing by the Company shall be effective, enforceable and binding on all Parties on the eighth (8th) calendar day after Advisor signs this Release (the “Effective Date”). The Parties understand that the Company shall not be required to make payments or provide the consideration set forth in the Separation Agreement unless this Release becomes effective.

THEREFORE, the Parties now voluntarily and knowingly execute this Release.

DATED:                         /S/ SANJOY MUKHERJEE
                            Sanjoy Mukherjee

    Everest Global Services, Inc.

DATED:             By:
        Title: